Exhibit 23.3

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S8) pertaining to 2010 Equity Incentive Award Plan of Codexis, Inc. of our report dated April 2, 2013, with respect to the consolidated financial statements of Codexis, Inc. included in its Annual Report (Form 10K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

San Jose, California
March 5, 2015